UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES

EXCHANGE ACT OF 1934

Quarta-Rad, Inc.

(Exact name of registrant as specified in its charter)

State of Delaware	45-4232089
(Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Quarta-Rad, Inc.
1201 N. Orange St. Suite 700
Wilmington, DE	19801
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-196078

Securities to be registered pursuant to Section 12(g) of the Act:

common stock, par value $0.0001

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock Shares to be registered hereunder is contained in the section entitled “Description of the Shares” in the Registrant’s Form S-1 (Securities Act file number 333-196078) filed with the Securities and Exchange Commission on May 19, 2014, which is incorporated herein by reference.

Item 2.	Exhibits

Exhibit
No.	Description

1.	Registration Statement on Form S-1 as filed with the Commission on May 19, 2014 (incorporated by reference).
2.	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to issuer’s Form S-1 as filed with the Commission on May 19, 2014).
3.	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1a to issuer’s Form S-1 as filed with the Commission on May 19, 2014).
4.	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1b to issuer’s Form S-1 as filed with the Commission on May 19, 2014).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 11, 2018	Quarta-Rad, Inc.
(Registrant)

	By:	/s/ Victor Shvetsky
	Name:	Victor Shvetsky
	Title:	Chief Executive Officer